UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 15, 2005

(Exact name of registrant as specified in its charter)
Kentucky (State or other jurisdiction of incorporation)	0-1469 (Commission File Number)	61-0156015 (IRS Employer Identification No.)
700 Central Avenue, Louisville, Kentucky 40208
(Address of principal executive offices)
(Zip Code)

(502)-636-4400
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]       Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]       Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]       Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]       Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

        (1)     On March 10, 2005, the Board of Directors of Churchill Downs Incorporated (the “Company”) adopted amendments to the 2005 Churchill Downs Incorporated Deferred Compensation Plan (the “Plan”), subject to approval by the Company’s shareholders, which was obtained at the Company’s annual meeting held June 16, 2005.

        The purpose of the Plan is to provide eligible executives and directors of the Company and its affiliated companies an opportunity to defer to a future date the receipt of base and bonus compensation for services as well as, in the case of directors of the Company, fees paid to the director for services performed as a board member (“Director Fees”). The Plan is intended to be a deferred compensation plan compliant with the requirements of Section 409A of the Internal Revenue Code of 1986, as amended. The Plan is administered by the Compensation Committee of the Board of Directors (the “Compensation Committee”). Subject to any legal requirements, the Committee may designate any management employees or highly compensated employees of the Company or any of the Company’s directors as eligible to participate in the Plan.

        Under the Plan, eligible participants commence participation on the next January 1 following the date the participant files a deferral election with the Compensation Committee or its designated agent. Under such election, the participant may elect to defer the receipt of all or a portion of compensation or Director Fees earned or payable after the effective date of the election and have this amount credited to the participant’s account pursuant to the terms of the Plan. The deferral elections continue from year to year until revoked or modified by the participant pursuant to the terms of the Plan. For employees, the Plan also provides for employer matching and discretionary contributions.

        Amounts deferred under the Plan pursuant to an election are credited to the participant’s account as soon as administratively practical after the date the deferrals would otherwise have been payable to the participant under normal payroll practices. Compensation and Director Fees credited to a participant’s account and notional earnings are one hundred percent vested and nonforfeitable, subject to certain adjustments described in the Plan. Amounts credited to a participant’s account may be kept in any investment vehicles or assets as selected by the Committee, subject to the right of participants to make an investment election under the Plan. Amounts in a participant’s account shall be distributed as elected by the participant, subject to the provisions of the Plan. Distributions under the Plan generally occur upon separation from service.

        Under the amendments approved by the Company’s shareholders June 16, 2005, directors may elect to have all or part of Director Fees deferred on or after January 1, 2005, notionally invested in shares of the Company’s common stock. The Plan reserves 5,000 shares of common stock for issuance in connection with deferrals under the Plan by director participants. Directors will not have voting rights or other rights attributable to stock ownership with respect to such shares prior to distribution under the Plan. Stock elections will be irrevocable with respect to amounts that have been notionally invested but a director may at any time revoke his or her stock election with respect to Director Fees earned or payable after the date the revocation is delivered to the Compensation Committee in accordance with procedures established by the Compensation Committee. The Compensation Committee will establish a stock account in the name of each director participant who makes a stock election (the “Stock Account”), and this Stock Account shall be included in the director’s account under the Plan. As soon as administratively practical following each dividend payment date, a Director’s Stock Account will be credited with additional notional common stock as if the cash dividend were reinvested in common stock. The number of shares notionally credited to the Stock Account of each director participant will be determined by reference to the fair market value of such stock as determined by the Compensation Committee. In the event of any stock dividend, stock split, combination or exchange of securities, merger, consolidation, recapitalization, spin-off or other distribution (other than normal cash dividends) of any or all of the assets of the Compensation Company to shareholders, or any other similar change or event effected without the receipt of consideration, such proportionate adjustments, if any, as the Compensation Committee in its discretion may deem appropriate to reflect such change or event will be made with respect to the common stock credited to a director’s Stock Account. Amounts credited to a director’s Stock Account will be distributed in common stock. No such distribution may be made less than six (6) months after any notional investment in common stock made by any director participant under the Plan. In the event of a defined change in control under the Plan, the Stock Account of a director will be distributed.

        A copy of the Plan is attached to this report as Exhibit 10.1 and is incorporated herein by reference. The description of the Plan is qualified in its entirety by reference to the Plan.

        (2)     On June 15, 2005, the Company announced the employment of William C. Carstanjen as Executive Vice President, General Counsel and Chief Development Officer, pursuant to an employment agreement effective July 5, 2005 (the “Employment Agreement”). The Employment Agreement was approved by the Company’s Board of Directors and the Compensation Committee of the Company’s Board of Directors. The following is a brief overview of the Employment Agreement. It is not a complete description of all terms of the agreement and is qualified in its entirety by the full text of the Employment Agreement which is included herewith as Exhibit 10.2 and incorporated by reference herein, and the press release announcing Mr. Carstanjen’s employment is attached hereto as Exhibit 99.1.

        Mr. Carstanjen’s salary, effective as of July 5, 2005, shall be $320,000 a year. Salary adjustments if any shall be made at the discretion of the Compensation Committee but in no event may the base salary be reduced below the annualized base salary paid in the preceding year. Mr. Carstanjen will be entitled to participate in the Company’s Incentive Compensation Plan, and his award for 2005 is guaranteed to be no less than 60% of his annual base salary without any pro-ration due to time of employment. Under the Employment Agreement, Mr. Carstanjen is entitled to a grant of 5,500 shares of restricted stock on July 5, 2005 which will vest in five years under the terms of the Company’s Restricted Stock Plan. In addition, in November 2005, Mr. Carstanjen shall be awarded no less than 5,500 shares of restricted stock as part of the annual long-term incentive awards to key executives. Under the Employment Agreement, Mr. Carstanjen is also entitled to a $900 per month automobile allowance, club dues, relocation expenses, and participation in all other plans and programs offered to the Company’s employees and executives, including without limitation, the Company’s employee stock purchase plan, deferred compensation plan, disability and group life insurance plans.

        If Mr. Carstanjen’s employment is terminated by the Company without “just cause” or in the event of a “constructive termination,” as each such term is defined in the Employment Agreement, then, among other things, Mr. Carstanjen is entitled to the following termination benefits: (i) twenty four months’ salary then in effect; (ii) pro rata annual bonus based at a minimum on his target bonus under the Company’s Incentive Compensation Plan; (iii) the balance of any long-term or annual cash incentive awards, if any, earned but not yet paid subject to the applicable program; (iv) continuation of employee benefits for six months from the date of termination; and (v) elimination of the restriction period on any shares of restricted stock issued to him under the Company’s Restricted Stock Plan.

        If the Company terminates Mr. Carstanjen without “just cause” or there is a “constructive termination” of employment and benefits paid to Mr. Carstanjen under the Employment Agreement or otherwise would constitute a parachute payment under Section 280G(b)(2) of the Internal Revenue Code which would subject him to an excise tax under Section 4999 of the Internal Revenue Code, Mr. Carstanjen will be entitled to receive an additional tax gross-up payment from the Company in an amount which after imposition of all federal, state and local income and excise taxes, is equal to the excise tax on all such payments received by Mr. Carstanjen.

Item 9.01	Financial Statements and Exhibits.

Exhibit No.	Description

Exhibit 10.1	2005 Churchill Downs Incorporated Deferred Compensation Plan, as amended.
Exhibit 10.2	Employment Agreement, effective as of July 5, 2005, by and between Churchill Downs Incorporated and William C. Carstanjen.
Exhibit 99.1	Press Release.

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHURCHILL DOWNS INCORPORATED
Date: June 21, 2005	By: /s/Thomas H. Meeker
Thomas H. Meeker President and Chief Executive Officer